Exhibit 10.2

                  SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT

                    BETWEEN PINNACLE WEST CAPITAL CORPORATION

                     AND RICHARD SNELL, DATED MARCH 28, 1991

WHEREAS, PINNACLE WEST CAPITAL CORPORATION, an Arizona corporation (the "Company") and RICHARD SNELL (the "Employee") entered into an employment agreement on March 28, 1991 and that agreement was thereafter amended on February 5, 1997 to among other things, extend its term for a period of two years (the Agreement"), pursuant to which the Company retained the services of the Employee as President and Chief Executive Officer; and

WHEREAS, the Employee intended to retire on or before December 31, 1996; and

WHEREAS, the Company desires to extend the Agreement for an additional period of two years in order to continue to have the right to the services of the Employee as Chief Executive Officer and the Employee has agreed to postpone his retirement and continue his employment under such terms; and

WHEREAS, the Company and the Employee desire to amend the Agreement to extend his employment as Chief Executive Officer for an additional two years and to revise the Agreement's provisions relating to the Employee's right to receive certain employee benefits provided by the Company; and

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

                  1. This Amendment shall amend only the provisions of the Agreement as set forth herein and those provisions not expressly amended hereby shall remain in full force and effect.

                  2. Section 1.1 is hereby amended in its entirety to read as follows:

                  1.1 Employment as Chief Executive Officer of the Company. The Company does hereby employ and engage the Employee as Chief Executive Officer of the Company, and the Employee does hereby accept and agree to such engagement and employment. The Employee's duties during the employment period shall be such executive, managerial and board of director duties as are set forth hereunder, as the Board of Directors of the Company (the "Board") shall from time to time prescribe, and as shall be provided in the Bylaws of the Company. The Employee will devote the preponderance of his time, energy and skill to the performance of his duties for
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         the Company and for the benefit of the Company,  subject to  reasonable vacations, other approved absences and absences due to illness. Furthermore, the Employee will exercise due diligence and care in the performance of his duties for the Company under this Employment Agreement.

                  3. Section 2.1(a) is hereby amended to read as follows:

                  (a) The Employee shall be employed by the Company for the duties as set forth in Section 1.1 for the two (2) year period commencing on February 5, 1997, and ending on February 5, 1999, (the "Employment Term"), unless the employment of the Employee terminates earlier in accordance with the provisions of this Employment Agreement.

                  4. Section 3.3 is hereby amended to add the following subsections at the end thereof:

                  (d) If the  benefits to which the  Employee is entitled  under
         Section 3.3(a) under the Company's "employee welfare benefit plans" (as that term is defined in Section 3(1) of ERISA) during his Employment Term and/or following his retirement from the Company are reduced as a result of the Employee's agreement to postpone his retirement until the end of the Employment Term or if the Employee incurs additional costs to maintain the same level of benefits under such plans he would have received but for the postponement of his retirement, the Company shall
         (i) purchase benefits for the Employee, which, when added to the benefits provided under the Company's employee welfare benefit plans, equal the benefits that the Employee would have received under such plans prior to January 1, 1997 during his Employment Term and/or following his retirement from the Company, and (ii) reimburse the Employee for the additional costs incurred by the Employee to maintain benefits during his Employment Term and/or following his retirement from the Company which are equivalent to the benefits under such plans as in effect prior to January 1, 1997.

                  (e) If the Employee is required to recognize additional taxable income with respect to the benefits and reimbursements provided under Section 3.3(d) under Section 3.3(d), the Company shall pay the Employee an additional amount sufficient to pay all additional taxes incurred by the Employee as a result of Section 3.3(d) and this Section 3.3(e).
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                  5. This Amendment shall be effective as of February 5, 1997.

                  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers, and the Employee has executed this Amendment this ____ day of ______________, 1997.

                                            PINNACLE WEST CAPITAL CORPORATION

                                            By Richard Snell
                                              ----------------------------------
                                                Its Chairman of the Board and
                                                     Chief Executive Officer
                                                    ----------------------------

ATTEST:



By
  ----------------------------------
    Its
        ----------------------------



                                            EMPLOYEE



                                            Richard Snell
                                            ----------------------------------
                                            Richard Snell
                                       3